Exhibit 4.30

Amendment No. 2 to Contract No. ILSB-1006-4488

Contract for Launch Services between ILS International Launch Services, Inc. and

Satelites Mexicanos, S.A. DE C.V.

This Amendment No. 2 (“Amendment No. 2”) to Contract for Launch Services is made and effective as of the 15 of November 2011 by and between ILS International Launch Services, Inc., a Delaware corporation, with a place of business at 1875 Explorer Street, Suite 700, Reston, Virginia 20190, USA (“Contractor”) and Satélites Mexicanos, S.A. de C.V. , a company organized under the laws of United States of Mexico (Mexico), having its principal place of business at Av. Paseo de la Reforma No. 222, Torre de Oficinas, Piso 20, Colonia Juárez, Delegación Cuauhtémoc, C.P. 06600, México, Distrito Federal, México, D.F. México (“Customer”).

WHEREAS, Contractor and Customer entered into a Contract for Launch Services dated as of December 23, 2010, Contract No. ILSB-1006-4488 (the “Contract”); and

WHEREAS, Contractor and Customer executed an Amendment No. 1 to the Contract as of January 19, 2011.

WHEREAS, Contractor and Customer do hereby amend the Contract as set forth in this Amendment No. 2.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer do hereby amend the Contract, effective as of the date hereof, as follows:

1.	All capitalized terms used but not otherwise expressly defined herein, shall have the meanings ascribed to them in the Contract.

2.	Paragraph 5.3 is amended to change the name of Contractor’s Invoicing Addresses and is hereby replaced with the following Paragraph 5.3:

Invoicing Instructions. All invoices to Customer will be sent to the address set forth below:

Dionisio M. Tun Molina

Satélites Mexicanos S.A. de C.V.

1 Avenida Paseo de la Reforma 222, Piso 20 y 21

2 Col. Juárez, Delegación Cuauhtémoc

06600

México D.F.

Telephone Number: 52 (55) 5804-7333

ILS International Launch Services PROPRIETARY INFORMATION

With copy to:

Verónica Gutiérrez Zamora

Satélites Mexicanos S.A. de C.V.

Avenida Paseo de la Reforma 222, Piso 20 y 21

Col. Juárez, Delegación Cuauhtémoc

06600

México D.F.

Telephone Number: 52 (55) 2629-5823

Jesús Gutiérrez Albores

Satélites Mexicanos S.A. de C.V.

Av. De las Telecomunicaciones S/N Edif. SGA II,

Col. Leyes de la Reforma, Delegación Iztapalapa

09310

México D.F. Telephone Number: 52 (55) 5804-7338

3.	Paragraph 9.2 is amended to change the name of Contractor’s Notices Contact and is hereby replaced with the following Paragraph 9.2:

Notices. All notices that are required or permitted to be given under this Contract shall be in writing and shall be delivered in person or sent by electronic mail with verification of receipt, facsimile, certified mail (return receipt requested) or air courier service to the authorized representatives and addresses set forth below. Notices shall be effective upon delivery in person or upon confirmation of receipt in the case of electronic mail, facsimile, certified mail or air courier.

Notices to Contractor		Notices to Customer
Name:	Mr. Carl J. Holub	Name:	Verónica Gutiérrez Zamora
Address: ILS International Launch Services, Inc. 1875 Explorer Street, Suite 700 Reston, Virginia 20190 U.S.A.		Address: Satélites Mexicanos, S.A. de C.V. Avenida Paseo de la Reforma 222, 20th Floor, Col. Juárez, C.P. 06600 México, D.F., México

Telefax:	571.633.7500	Telephone:	+ (52) 55-2629-5823
Telephone:	571.633.7474	Telefax:	+ (52) 55-2629-5855
		Name:	Dr. Dionisio M. Tun Molina
(same address and fax number as above)		Av. de las Telecomunicaciones S/N Col. Leyes de Reforma Contel Iztapalapa Edif. SGA-II C. P. 09310, México, D. F.
Name:	Mr. Thomas P. Tshudy	Telephone:	+52-55 5804-7333
Telephone:	571.633.7410	Telefax:	+ (52) 55-5804-7304
(same address and fax number as above)

ILS International Launch Services PROPRIETARY INFORMATION

4.	Except as expressly modified by this Amendment No.2, the Contract shall remain in full force and effect in accordance with its terms and conditions.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date and year first above written:

For Customer Satelites Mexicanos, S.A. de C.V.		For Contractor ILS International Launch Services, Inc.

Signature:	/s/ Patricio Northland	Signature:	/s/ Carl J. Holub

Name:	Patricio Northland	Name:	Carl J. Holub

Title:	CEO	Title:	Director of Contracts

Date:	January 19, 2012	Date:	December 16, 2011

ILS International Launch Services PROPRIETARY INFORMATION